                                                           Exhibit 11

                      CERIDIAN CORPORATION AND SUBSIDIARIES
                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

   (Amounts in millions, except per share data)     Three Months
   For the periods ended June 30,               1994          1993

   Net earnings available to common
     stockholders - primary                  $   13.2     $     8.4
   Restore dividends on convertible
     preferred stock (a)                          3.2          --
   Net earnings                                  16.4           8.4
   Restore interest expense on convertible
     debentures (a) (b)                          --             3.5
   Net earnings for fully diluted earnings
     per share                               $   16.4     $    11.9

   Weighted average common shares
     outstanding                                 44.5          42.9
   Common share equivalents from stock
     options (c)                                  1.3           0.7
   Weighted average common shares and
     equivalents outstanding - primary           45.8          43.6
   Shares issuable assuming conversion of
     preferred stock (a)                         10.4          --
   Shares issuable assuming conversion of
     debentures (a)                              --             6.8
   Weighted average common shares and
     equivalents outstanding - adjusted for
     full dilution                               56.2          50.4

   Net earnings available to common
     stockholders - primary                  $   13.2     $     8.4
   Weighted average common shares and
     equivalents outstanding - primary (c)       45.8          43.6

   Primary earnings per share                $   0.29     $    0.19

   Net earnings for fully diluted earnings
     per share                               $   16.4     $    11.9
   Weighted average common shares and
     equivalents outstanding - adjusted for
     full dilution                               56.2          50.4
   Fully diluted earnings per share (c)      $   0.29     $    0.24

   (a) Convertible preferred stock issued and convertible debentures redeemed in December 1993.
   (b)  Net of income tax effect which is nil.
   (c) Common stock equivalents and shares issuable assuming conversion of convertible debentures not reported in 1993 because the result is anti-dilutive or additional dilution is less than 3% as prescribed by APBO No. 15. This calculation is submitted in accordance with Regulation S-X item 601(b)(11).

                      CERIDIAN CORPORATION AND SUBSIDIARIES
                  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

   (Amounts in millions, except per share data)      Six Months
   For the periods ended June 30,               1994          1993

   Net earnings available to common
     stockholders - primary                  $   32.1     $    21.3
   Restore dividends on convertible
     preferred stock (a)                          6.5          --
   Net earnings                                  38.6          21.3
   Restore interest expense on convertible
     debentures (a) (b)                          --             6.9
   Net earnings for fully diluted earnings
     per share                               $   38.6     $    28.2

   Weighted average common shares
     outstanding                                 44.4          42.9
   Common share equivalents from stock
     options (c)                                  1.3           0.7
   Weighted average common shares and
     equivalents outstanding - primary           45.7          43.6
   Shares issuable assuming conversion of
     preferred stock (a)                         10.4          --
   Shares issuable assuming conversion of
     debentures (a)                              --             6.8
   Weighted average common shares and
     equivalents outstanding - adjusted for
     full dilution                               56.1          50.4

   Net earnings available to common
     stockholders - primary                  $   32.1     $    21.3
   Weighted average common shares and
     equivalents outstanding - primary (c)       45.7          43.6

   Primary earnings per share                $   0.70     $    0.49

   Net earnings for fully diluted earnings
     per share                               $   38.6     $    28.2
   Weighted average common shares and
     equivalents outstanding - adjusted for
     full dilution                               56.1          50.4
   Fully diluted earnings per share (c)      $   0.69     $    0.56

   (a) Convertible preferred stock issued and convertible debentures redeemed in December 1993.
   (b)  Net of income tax effect which is nil.
   (c) Common stock equivalents and shares issuable assuming conversion of convertible debentures not reported in 1993 because the result is anti-dilutive or additional dilution is less than 3% as prescribed by APBO No. 15. This calculation is submitted in accordance with Regulation S-X item 601(b)(11).